Execution Version

Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

STOCK PURCHASE AGREEMENT

by and among

SolarCity Corporation, Solar Explorer, LLC and Solar Voyager, LLC, as the Purchasers

Tatiana Alejandra Arelle Caraveo and Manuel Vegara Llanes, as the Sellers

and

ILIOSSON, S.A. de C.V., as the Acquired Company

August 3, 2015

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ARTICLE 1	DEFINITIONS AND CONSTRUCTION1
Section 1.1	Definitions1
Section 1.2	Additional Defined Terms6
Section 1.3	Construction7
ARTICLE 2	THE TRANSACTION7
Section 2.1	Purchase and Sale of Shares7
Section 2.2	Purchase Price7
Section 2.3	Payable Considerations8
Section 2.4	Post-Closing Adjustment of the Purchase Price9
Section 2.5	Closing9
Section 2.6	Closing Transactions10
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE SELLERS11
Section 3.1	Organization11
Section 3.2	Authority and Enforceability11
Section 3.3	No Conflict12
Section 3.4	Capitalization and Ownership12
Section 3.5	Financial Statements13
Section 3.6	Books and Records13
Section 3.7	Accounts Receivable; Bank Accounts13
Section 3.8	Inventories14
Section 3.9	No Undisclosed Liabilities14
Section 3.10	Absence of Certain Changes and Events14
Section 3.11	Assets16
Section 3.12	Real Property.16
Section 3.13	Intellectual Property.16
Section 3.14	Contracts.17
Section 3.15	Tax Matters.18
Section 3.16	Employee Benefit Matters.18
Section 3.17	Employment Matters.20
Section 3.18	Environmental, Health and Safety Matters.20
Section 3.19	Compliance with Laws and Governmental Authorizations.20
Section 3.20	Legal Proceedings21

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Section 3.21	Customers and Suppliers.21
Section 3.22	Insurance21
Section 3.23	Related Party Transactions21
Section 3.24	Brokers or Finders.21
Section 3.25	Local Solar Production21
Section 3.26	Disclosure21
ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER21
Section 4.1	Organization and Good Standing21
Section 4.2	Authority and Enforceability22
Section 4.3	No Conflict22
Section 4.4	Legal Proceedings22
Section 4.5	Due Diligence22
Section 4.6	Brokers or Finders22
ARTICLE 5	COVENANTS22
Section 5.1	Access and Investigation22
Section 5.2	Operation of the Businesses of the Acquired Company23
Section 5.3	Consents and Filings24
Section 5.4	Notification24
Section 5.5	Confidentiality24
Section 5.6	Public Announcements24
Section 5.7	Noncompetition and Non-solicitation24
Section 5.8	Further Assurances25
Section 5.9	Key Employees' Compensation26
ARTICLE 6	CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE25
Section 6.1	Conditions to the Obligation of the Purchaser25
Section 6.2	Conditions to the Obligation of the Sellers27
ARTICLE 7	TERMINATION28
Section 7.1	Termination Events28
Section 7.2	Effect of Termination29
ARTICLE 8	CERTAIN TAX MATTERS29
Section 8.1	Tax Returns29
Section 8.2	Payment of Taxes30

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Section 8.3	Tax Apportionment30
Section 8.4	Tax Elections31
Section 8.5	Transactional Taxes31
ARTICLE 9	INDEMNIFICATION31
Section 9.1	Indemnification by the Sellers31
Section 9.2	Claim Procedure32
Section 9.3	Third Party Claims33
Section 9.4	Survival.34
Section 9.5	Limitations on Liability.34
Section 9.6	No Right of Indemnification or Contribution35
Section 9.7	Other Payments35
ARTICLE 10	GENERAL PROVISIONS36
Section 10.1	Notices36
Section 10.2	Amendment36
Section 10.3	Waiver and Remedies36
Section 10.4	Entire Agreement37
Section 10.5	Assignment and Successors and No Third Party Rights37
Section 10.6	Severability37
Section 10.7	Exhibits and Schedules37
Section 10.8	Interpretation37
Section 10.9	Governing Law37
Section 10.10	Arbitration38
Section 10.11	Expenses38
Section 10.12	Counterparts38

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Schedules:

Schedule A-List of Sellers and Respective Stockholdings

Schedule B-Key Employees

Schedule C-Lease Agreements

Seller Disclosure Schedule

Schedule 5.9

Schedules of ARTICLE 6

Exhibits:

Exhibit A-Key Employee Agreements

Exhibit B-Seller Bring-Down Certificate

Exhibit C-Tax Information Certificate

Exhibit D-Secretary’s Certificate

Exhibit E-Purchaser Bring-Down Certificate

[The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.]

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Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made as of August 3, 2015, by and among:

(a)	SolarCity Corporation, a corporation formed and existing under the laws of Delaware (the "Parent");
(b)

(i) Solar Explorer, LLC, a limited liability company formed and existing in accordance with the laws of the State of Delaware ("First Purchaser") and (ii) Solar Voyager, LLC, a limited liability company formed and existing in accordance with the laws of the State of Delaware ("Second Purchaser" and collectively with the Parent and the First Purchaser, the "Purchasers");

(c)

Tatiana Alejandra Arelle Caraveo, a Spanish national ("First Seller"), and Manuel Vegara Llanes, a Spanish national and a resident of Mexico ("Second Seller" and collectively with First Seller, the "Sellers");

(d)	ILIOSSON, S.A. de C.V. ("ILIOSS") a joint stock corporation of variable capital (sociedad anónima de capital variable) formed and existing with the laws of México (the "Acquired Company").

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1Definitions.  For the purposes of this Agreement and the Ancillary Agreements:

"Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person; provided, however, that, for purposes of this Agreement, it is specifically contemplated that David Arelle Sergent is an Affiliate of First Seller.  In addition to the foregoing, if the specified Person is an individual, the term "Affiliate" also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Ancillary Agreements" means, collectively, the Seller Payment Receipts, Key Employee Agreements, and Lease Agreements.

"Business Day" means any day other than Saturday, Sunday or any day on which banking institutions in Mexico or the United States are closed either under applicable Law or action of any Mexican Governmental Authority.

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Execution Version

"Cash" means, with respect to the Acquired Company, all cash, cash equivalents and marketable securities held by the Acquired Company, calculated in accordance with NIF in a manner consistent with the methods and practices used to prepare the Interim Balance Sheet.  For avoidance of doubt, Cash will (a) be calculated net of issued but uncleared checks and drafts and (b) include checks and drafts deposited for the account of the Acquired Company but not yet posted.

"Cause" means any of the following actions taken by a Seller as determined by the Purchasers in their sole discretion (or, with respect to the First Seller, any of the following actions taken by David Arelle Sergent): (i) criminal and/or gross misconduct, (ii) material breach of any covenant set forth in the Key Employment Agreements or ARTICLE 5 herein, or (iii) continued violation of employment duties (including refusal to perform the duties as reasonably requested), following thirty (30) days after written notice has been provided of such violation; provided, that termination for death or Disability will not constitute "Cause" for purposes herein, and "Disability" means the inability of an employee, due to a physical or mental impairment, to perform the essential functions of such employee’s position, with or without reasonable accommodation, for a period of ninety (90) days.

"Closing Cash" means the Cash of the Acquired Company as of the close of business on the day immediately prior to the Closing Date.

"Closing Indebtedness" means the outstanding Indebtedness of the Acquired Company as of immediately prior to the Closing.

"Commercial Battery Storage Projects" means the deployment of at least one (1) MW of grid-interconnected battery storage systems to photovoltaic solar energy systems installed and operating in accordance with all required utility, generation, municipal, and construction inspections, and all applicable Governmental Authorizations, at commercial customers of the Acquired Company or its Subsidiaries or successors.

"Company Plan" means any "employee benefit plan" for the benefit of any current or former director, officer, employee or consultant of the Acquired Company, or with respect to which the Acquired Company has or may have any Liability, including any employee welfare benefit plan any pension plan, and any other written or oral plan, Contract or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance or other termination pay or benefits, change in control, retention, performance, holiday pay, vacation pay, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by the Acquired Company (or that has been maintained or contributed to in the last six years by the Acquired Company) for the benefit of any current or former director, officer, employee or consultant of the Acquired Company, or with respect to which the Acquired Company has or may have any Liability.

"Confidential Information" means any information, in whatever form or medium, concerning the business or affairs of the Acquired Company.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contract" means any contract, subcontract, agreement, lease, license, sublicense permit, franchise, concession, commitment, purchase order, covenant, warranty, guaranty, mortgage, letter of intent, insurance policy, note, bond, indenture, option, warrant, right or other instrument, consensual obligation, undertaking or understanding, in each case whether written or oral and including any contingent or springing obligations and all amendments, supplements, or other modifications thereto.

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Execution Version

"Dollars" or "US$" means the legal currency of the United States of America.

"Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, hypothecation, security interest, preference, priority, right of first refusal, condition, limitation or restriction of any kind or nature whatsoever (whether absolute or contingent).

"Environmental Law" means any Law (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

"Good Reason" means the resignation of employment by a Seller (or, with respect to the First Seller, the resignation of David Arelle Sergent) within ninety (90) days following the end of the Cure Period as a result of the occurrence of any of the following without such Seller’s consent: (i) a material diminution of employment authority, duties, or responsibilities, relative to the employment authority, duties, or responsibilities in effect immediately prior to such reduction; (ii) a material diminution of base salary, relative to the base salary in effect immediately prior to such reduction, other than pursuant to a reduction that also is applied to substantially all other employees of the employer; or (iii) the relocation of such Seller to a facility or a location more than fifty (50) miles from such Seller’s then present location; provided, however, that such Seller must provide written notice to the Purchasers of the condition that could constitute a "Good Reason" event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Purchasers within thirty (30) days (the "Cure Period") of such written notice.

"Governing Document" means any notarial deed of formation, charter, articles, bylaws, certificate or similar document adopted, filed or registered in connection with the creation, formation, organization or governance of any entity.

"Governmental Authority" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Governmental Authorization" means any Consent, license, franchise, permit, authorization, filing, report, inspections, approvals, ruling, exemption, clearance or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

"Hazardous Material" means any material, chemical, emission, waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, toxic, a pollutant, a contaminant, a nuisance, biohazardous, medical waste, or otherwise a potential danger to human health, human reproduction or the environment under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials in any form or condition and polychlorinated biphenyls.

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Execution Version

"Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or debt securities and warrants or other rights to acquire any such instruments or securities and (c) all Indebtedness of others referred to in clauses (a) and (b) hereof that is directly or indirectly guaranteed in any manner by such Person or that such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

"Intellectual Property" means all of the following anywhere in the world and all legal rights, title or interest in, under or in respect of the following arising under Law: (a) all patents and applications for patents and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part; (b) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights; (c) all mask works, mask work registrations and mask work applications and all other corresponding rights; (d) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing; (e) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data, trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind; (f) all computer software (including source and object code), firmware, development tools, algorithms, files, records, technical drawings and related documentation, data and manuals; (g) all databases and data collections; (h) all other proprietary rights; and (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

"Judgment" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

"Key Employees" means those employees of the Acquired Company listed on Schedule B hereto.

"Knowledge" means, with respect to the Sellers, the actual knowledge, after reasonable investigation, of any Seller or any of the directors, officers or senior managerial employees of the Acquired Company; and with respect to the Purchasers, the actual knowledge, after reasonable investigation, of any Purchaser or any of the directors, officers or senior managerial employees of the Purchasers.

"Law" means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance or code.

"Lease Agreements" means the lease agreements described in the Schedule C of this Agreement.

"Liability" includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, asserted or unasserted, due or to become due or otherwise, including those arising under any Law, action or order of any Governmental Authority and those arising under any Contract.

"Loss" or "Losses" means any loss, Proceeding, Judgment, damage, fine, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury,

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Execution Version

diminution of value, Liability, Tax, Encumbrance or other cost, expense or adverse effect whatsoever, whether or not involving the claim of another Person.

"Material Adverse Effect" means any event, change, circumstance, effect or other matter that has, or would reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on (a) the business, assets, Liabilities, properties, condition (financial or otherwise), operating results, or operations of any Acquired Company or (b) the ability of the Acquired Company or any Seller to perform its obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement.

"Megawatts" or "MW" means the direct current nameplate megawatt production capacity.

"Megawatts Deployed" or "MW Deployed" means the Megawatt production capacity of solar energy systems that have had all required utility, generation, municipal, and construction inspections, and all applicable Governmental Authorizations completed during the applicable period.

"Mexico" means the United Mexican States.

"NIF" means generally accepted accounting principles for financial reporting in Mexico, as in effect as of the date of this Agreement.

"Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

"Permitted Encumbrances" means (a) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums not yet due and payable and that do not impair the conduct of the Acquired Company business or the present or proposed use of the affected property or asset, and (b) statutory liens for current real or personal property Taxes not yet due and payable and for which adequate reserves have been recorded in line items on the Interim Balance Sheet.

"Person" means an individual or an entity, including a corporation, limited liability company, partnership, trust, unincorporated organization, association or other business or investment entity, or any Governmental Authority.

"Pesos" "Ps$" means the legal currency of the United Mexican States.

"Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

"Subsidiary" means, with respect to a specified Person, any corporation or other entity of which (a) a majority of the voting power of the equity securities or other interests is owned, directly or indirectly, by such Person (without regard to the occurrence of any contingencies affecting voting power) or (b) the power to elect a board majority (or persons performing similar functions) or otherwise control the entity is held directly or indirectly by such Person.  When used in this Agreement without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Tax" means (a) any federal, state, local, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-

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Execution Version

on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or other tax of whatever kind (including any fee, assessment or other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (c) any items described in this paragraph that are attributable to another Person but that the Acquired Company is liable to pay by Law, by Contract or otherwise, whether or not disputed.

"Tax Return" means any report, return, filing, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Expenses" means all fees and expenses of the Acquired Company incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby that are unpaid as of the Closing.

"Seller Payment Receipts" means all Sellers payment receipts of purchase price and any other consideration under this Agreement.

Section 1.2Additional Defined Terms.  For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section
Acquired Company	Preamble
Accounts Receivable Agreement	3.7 Preamble
Anticorruption Laws	3.19(c)
Purchase Price	2.2(a) I
Claim Notice	9.2
Closing	2.5
Closing Balance Sheet	2.4(a)
Closing Date	2.5
Closing Statement	2.4(a)
Company Intellectual Property	3.13
Earn Out Amount	2.2(a) III
Estimated Closing Balance Sheet	2.2(b)
Estimated Closing Price Calculation Statement	2.2(b)
Financial Statements	3.5
Indemnified Party and Indemnified Parties	9.1
Independent Accounting Firm	2.4(c)
Interim Balance Sheet	3.5
Key Employee Agreements	2.6(a) III
Leased Real Property	3.12
Objections Statement	2.4(b)
Owned Intellectual Property	3.13
Parent	Preamble
Purchase Price	2.2 (a)

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Execution Version

Purchasers	Preamble
Purchasers’ Proposed Calculations	2.4(a)
Restricted Period	5.7
Restricted Persons	5.5(a)
Seller Disclosure Schedule	ARTICLE 3
Sellers	Preamble
Shares	2.1
Tax Information Certificate	2.6(a) IV
Third Party Claim	9.4(a)
Third Party Intellectual Property	3.13

Section 1.3Construction. Any reference in this Agreement to an "Article," "Section," "Exhibit" or "Schedule" refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise.  The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement.  All words used in this Agreement are to be construed to be of such gender or number as the circumstances require.  The words "including," "includes," or "include" are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as "without limitation" or "but not limited to" are used in each instance.  The words "hereof," "herein," "herewith" and words of similar import will, unless otherwise stated, be constructed to refer to this Agreement as whole and not to any particular provision of this Agreement. Unless the context requires otherwise, "neither," "nor," "any," "either" and "or" are not exclusive. Where this Agreement states that a party "shall", "will" or "must" perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement.  Any reference to a statute is deemed also to refer to any amendments, successor legislation and any rules or regulations promulgated thereunder as in effect at the relevant time.  Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.  No summary of this Agreement or any Exhibit or Schedule (including any disclosure schedule) delivered herewith prepared by or on behalf of any party hereto will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

ARTICLE 2
THE TRANSACTION

Section 2.1Purchase and Sale of Shares.  In accordance with the provisions of this Agreement, at the Closing, the Sellers will sell and transfer to the Purchasers, and the Purchasers will purchase and acquire from the Sellers, shares representative of the capital stock of the Acquired Company as follows:

(a)The First Purchaser will acquire from First Seller 60 shares series A and from Second Seller 39 series A shares representative of 99.0% of the capital stock of ILIOSS.

(b)The Second Purchaser will acquire from Second Seller 1 share series A representative of 1.0% of the capital stock of ILIOSS.

(c)The foregoing shall represent the transfer of 100.0% of the capital stock of ILIOSS to the Purchasers.

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Execution Version

All the shares and share certificates representative of the capital stock of ILIOSS mentioned in Section 2.1(a) and (b) above are hereinafter collectively referred to as the "Shares".

Section 2.2Purchase Price.

(a)The parties agree that the total consideration for the Shares will be USD$9,500,000, or its equivalent in Pesos according to the exchange rate published by Banco de Mexico on the Closing Date, subject to adjustment as provided herein (the "Closing Price"), plus the Earn Out Amount (as defined below) ( the "Purchase Price").  The parties agree that the Purchase Price may be adjusted based on the post-Closing performance of the Acquired Company as described below.

(b)Earn Out Amount. A two-stage earnout amount to be paid by the Purchasers to the Sellers (any such amounts, the "Earn Out Amount"), as follows:

(i)Stage 1. In the event that the first Commercial Battery Storage Projects are completed on or prior to June 30, 2016, an additional USD$5,000,000 will be payable in cash to the Sellers, subject to adjustment as set forth herein; and

(ii)Stage 2. An amount equal to USD$[***] per watt for all Megawatts Deployed by the Acquired Company within Mexico during the period beginning after the Closing and ending on December 31, 2019, will be payable in cash on a quarterly basis to the Sellers, subject to adjustment as set forth herein.

(iii)Continued Service.  Notwithstanding anything herein to the contrary, the right of each Seller to receive any unpaid Earnout Amount will cease upon the earlier of: (i) the termination of employment of such Seller (or, with respect to the First Seller, the termination of employment of David Arelle Sergent) for Cause by the Purchasers (or their Affiliates), or (ii) any resignation of employment of such Seller (or, with respect to the First Seller, the resignation of David Arelle Sergent) without Good Reason.

(iv)Reduction of Earn Out Amount.  The final Earn Out Amount(s) payable by the Purchasers hereunder will be reduced by any amounts actually paid by the Acquired Company, its Subsidiaries or their successors in connection with such stage of the earnout pursuant to the Contract listed in Section 3.24 of the Seller Disclosure Schedule.

(c)No later than three Business Days prior to the Closing Date, the Acquired Company will prepare and deliver to the Purchasers an unaudited consolidated balance sheet prepared on an estimated basis as of the close of business on the Business Day immediately prior to the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet will be prepared in accordance with NIF in a manner consistent with the methods and practices used to prepare the Interim Balance Sheet. The Acquired Company will deliver with the Estimated Closing Balance Sheet a written statement (the "Estimated Closing Price Calculation Statement") setting forth (i) the Acquired Company’s good faith estimate of the amount of the Closing Cash based on the Estimated Closing Balance Sheet, (ii) the Acquired Company’s good faith estimate of the amount of the Closing Indebtedness, and (iii) the adjustment of the Closing Price based upon such estimates (such adjusted price, the "Estimated Closing Price").

(d)Subject to Section 2.4(e)(ii) and Section 9.2(d), payment of any Earn Out Amount will be made within 20 Business Days after final determination of the satisfactory achievement of such portion of the Earn Out Amount, provided that determination of any amounts payable pursuant to Stage 2 of the

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Earn Out Amount will be made by the Parent reasonably promptly following the closing of each of the Parent's four fiscal quarters.

Section 2.3Payable Considerations.  All of the payable consideration to the Sellers pursuant to this Agreement will be done in proportion to the Sellers’ respective holdings of the Shares as set forth on Schedule A by wire transfer of immediately available funds to the accounts specified on such Schedule A.

Section 2.4Post-Closing Adjustment of the Closing Price.

(a)Within 60 days after the Closing Date, the Purchasers will prepare and deliver to the Sellers an unaudited consolidated balance sheet of the Acquired Company as of the close of business on the day immediately prior to the Closing Date (the "Closing Balance Sheet") and a written statement (together with the Closing Balance Sheet, the "Closing Statement") setting forth the Purchasers’ calculations (the "Purchasers’ Proposed Calculations") of (i) the amount of the Closing Cash based on the Closing Balance Sheet, and (ii) the amount of the Closing Indebtedness. The Closing Balance Sheet and the Purchasers’ Proposed Calculations will be prepared in accordance with NIF in a manner consistent with the methods and practices used to prepare the Interim Balance Sheet, without giving effect to any purchase accounting adjustments or other changes arising from the transactions contemplated by this Agreement. The Closing Statement will contain a recalculation, if any, of the Closing Price based on the foregoing amounts.

(b)If the Sellers have any objections to the Closing Statement and the calculation of the Closing Price, the Sellers must deliver to the Purchasers written notice of objection (an "Objections Statement"), but only on the basis that the Purchasers’ Proposed Calculations were not in accordance with NIF applied in a manner consistent with the methods and practices used to prepare the Interim Balance Sheet, or that the Purchasers’ Proposed Calculations contain mathematical errors on its face. If an Objections Statement is not delivered to the Purchaser within 30 days after delivery of the Closing Statement, the Closing Statement and the Purchasers’ calculation of the Closing Price will be final, binding and non-appealable by the parties hereto.

(c)If the Sellers timely deliver an Objections Statement to the Purchasers, then the Purchasers and the Sellers will negotiate in good faith to resolve any objections set forth in the Objections Statement, but if they are unable to resolve all disputed items by the end of 30 days after the date of delivery of the Objections Statement, then the remaining items in dispute will be submitted to another mutually agreeable independent accounting firm of recognized national standing, which firm is not the regular auditing firm of the Purchasers or the Acquired Company (such selected independent accounting firm, the "Independent Accounting Firm"). The Purchasers and the Sellers will use their commercially reasonable efforts to cause the Independent Accounting Firm to resolve all disagreements as soon as practicable.  The Independent Accounting Firm may address only those items and amounts which are identified in the Objections Statement as being items which the Sellers and the Purchasers are unable to resolve.  The resolution of the dispute by the Independent Accounting Firm will be final, binding and non-appealable on the parties.  The fees and expenses of the Independent Accounting Firm will be allocated between the Purchasers, on the one hand, and the Sellers, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Independent Accounting Firm.

(d)For purposes of complying with this Section 2.4, the Purchasers and the Sellers will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed items as the Independent Accounting Firm may request and are available to that party (or its independent public accountants) and will be afforded the opportunity to

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present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm.

(e)Upon the determination, in accordance with Section 2.4(a), of the Closing Statement and the final calculations of the amounts of the Closing Cash and, the Closing Indebtedness, the Closing Price will be recalculated using such finally determined amounts in lieu of the estimates of such amounts used in the calculation of the Estimated Closing Price payable at Closing as follows:

(i)If the Closing Price as calculated pursuant to this Section 2.4(e) is greater than the Estimated Closing Price, then the Purchasers will pay to the Sellers an amount equal to any such excess; and

(ii)If the Closing Price as calculated pursuant to this Section 2.4(e) is less than such Estimated Closing Price then an amount equal to such deficiency may be deducted by the Purchasers from any amounts which may become payable pursuant to the Earn Out Amount.

(f)Any payment owed to the Sellers pursuant to Section 2.4(e) will be effected by wire transfer of immediately available funds from the Purchasers to the accounts designated by the Sellers at the Closing.  Such payments will be made within 10 Business Days following the final determination referred to in the first sentence of Section 2.4(e).

(g)The purpose of this Section 2.4 is to determine the final Closing Price to be paid by the Purchasers under this Agreement.  Accordingly, any adjustment pursuant hereto will neither be deemed to be an indemnification pursuant to ARTICLE 9, nor preclude the Purchasers from exercising any indemnification rights pursuant to ARTICLE 9. Any payment made pursuant to this Section 2.5 will be treated by the parties for all purposes as an adjustment to the Closing Price.

Section 2.5Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Baker & McKenzie Abogados, S.C., Mexico City, Mexico, on the third Business Day following satisfaction or waiver of all of the conditions to the Closing set forth in ARTICLE 6 (other than those to be satisfied at the Closing), or at such other time and place as the Purchasers and the Sellers may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date."

Section 2.6Closing Transactions.

(a)At the Closing, the Sellers will deliver to the Purchaser:

(i)certificates representing the Shares, duly endorsed in ownership by the relevant Seller;

(ii)employment agreements, incentive agreements and non-compete agreements substantially in the form of Exhibit A executed by the Key Employees listed on Schedule B and all other employees listed on Schedule 6.1(h) (collectively, the "Key Employee Agreements");

(iii)a certificate in the form of Exhibit B, dated as of the Closing Date, executed by each Seller confirming the satisfaction of the conditions specified in Section 6.1;

(iv)a certification in the form of Exhibit C executed by each Seller stating, under penalty of perjury, such Seller’s taxpayer identification number and address (each a "Tax Information Certificate");

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(v)resignations effective as of the Closing Date from those directors of the Acquired Company (solely with respect to their position as a member of the board of directors of the Acquired Company but not from employment by the Acquired Company) as the Purchaser may have requested in writing prior to the Closing Date;

(vi)a certificate in the form of Exhibit D of the secretary or assistant secretary of the Acquired Company dated as of the Closing Date and attaching with respect to the Acquired Company: (A) certified copies of the Acquired Company’s Governing Documents (B) a copy of the Acquired Company commercial folio and issued not more than five Business Days prior to the Closing Date; (C) all resolutions of the shareholders or board of directors of the Acquired Company relating to this Agreement and the transactions contemplated by this Agreement; and (D) incumbency and signatures of the officers of the Acquired Company executing this Agreement or any other agreement contemplated by this Agreement;

(vii)a receipt for the estimated amount of the Closing Price as set forth on the Estimated Closing Price Calculation Statement, in a form reasonably satisfactory to the Purchaser;

(viii)documents provided under Section 6.1; and

(ix)such other documents, instruments and agreements as the Purchasers reasonably requests for the sole purpose of consummating the transactions contemplated by this Agreement.

(b)At the Closing, the Purchasers will deliver to the Sellers:

(i)the Estimated Closing Price;

(ii)a certificate in the form of Exhibit E, dated as of the Closing Date, executed by the Purchasers confirming the satisfaction of the conditions specified in Section 6.2; and

(iii)such other documents, instruments and agreements as the Sellers reasonably request for the sole purpose of consummating the transactions contemplated by this Agreement.

(c)On or promptly following the Closing, the Purchasers will repay and discharge (or cause to be repaid and discharged), on behalf of the Acquired Company, all Closing Indebtedness evidenced on the Estimated Closing Price Calculation Statement, by wire transfer of immediately available funds pursuant to written instructions provided to the Purchasers by the Sellers concurrently with the delivery of the Estimated Closing Price Calculation Statement, and the Sellers will deliver (or cause to be delivered) to the Purchasers all appropriate payoff and release letters, in form and substance satisfactory to the Purchasers, evidencing the repayment in full of all Closing Indebtedness and the corresponding release of any Encumbrance that each holder of Closing Indebtedness may have with respect to the Acquired Company or any of its assets.

(d)On or promptly following the Closing, the Purchasers will pay, or cause to be paid, on behalf of the Sellers and the Acquired Company (as applicable), the Transaction Expenses by wire transfer of immediately available funds as directed by the Sellers, and the Acquired Company will deliver to the Purchaser final invoices in respect of the Transaction Expenses and proof of payment with respect thereto, in form and substance satisfactory to the Purchaser.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

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The Sellers jointly and severally represent and warrant to the Purchasers that as of the date of this Agreement and as of the Closing Date the statements set forth in this ARTICLE 3 are true and correct, except as set forth on the disclosure schedule of even date herewith delivered by the Sellers to the Purchaser concurrently with the execution and delivery of this Agreement (the "Seller Disclosure Schedule"):

Section 3.1Organization. The Acquired Company is a corporation duly organized, validly existing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. The Acquired Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary. Copies of the Acquired Company’s Governing Documents, as currently in effect, have been delivered to the Purchaser and are accurate and complete as of the date hereof. The Acquired Company is not in violation of its Governing Documents.

Section 3.2Authority and Enforceability.

(a)The Acquired Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party. The execution, delivery and performance of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquired Company. The Acquired Company has duly and validly executed and delivered this Agreement and, on or prior to the Closing, the Acquired Company will have duly and validly executed and delivered each Ancillary Agreement to which it is a party.  This Agreement constitutes, and upon execution and delivery each Ancillary Agreement to which the Acquired Company is a party will constitute, the valid and binding obligation of the Acquired Company that is party thereto, enforceable against such Acquired Company in accordance with its terms.

(b)Each Seller has all requisite power, authority and capacity to execute, deliver and perform its respective obligations under this Agreement and each Ancillary Agreement to which it is a party.  The execution, delivery and performance of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Sellers.  Each Seller has duly and validly executed and delivered this Agreement and, on or prior to the Closing, each Seller will have duly and validly executed and delivered each Ancillary Agreement to which it is a party.  This Agreement constitutes, and upon execution and delivery each Ancillary Agreement to which a Seller is a party will constitute, the valid and binding obligation of the Seller that is party thereto, enforceable against such Seller in accordance with its terms.

Section 3.3No Conflict.  Neither the execution, delivery and performance of this Agreement or any Ancillary Agreement by the Acquired Company or any Seller, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with or violate the Governing Documents of the Acquired Company, or any resolution adopted by the board of directors or stockholders of the Acquired Company, (b) result in (with or without notice or lapse of time or both) a breach or default under or create in any Person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver under, any Contract to which the Acquired Company or any Seller is a party or by which the Acquired Company, any Seller or any of their respective properties or assets is otherwise bound or affected, (c) result in the imposition of any Encumbrances on any of the Shares or any of the properties or assets of the Acquired Company, (d) violate any Law, Judgment or Governmental Authorization applicable to the Acquired Company or any Seller or any of their respective businesses, properties or assets, or (e) require the Acquired Company or any Seller to obtain any Consent or Governmental Authorization or make any filing or registration with any Governmental Authority or other Person.

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Section 3.4Capitalization and Ownership.

(a)The authorized capital stock of the Acquired Company consists solely of:

100 (one hundred) shares series A of common stock, with a par nominal value of MXN$500 (five hundred pesos 00/100 Mexican Currency) each, duly issued and outstanding.

The Sellers are the sole owners (of record and beneficially) of all of the Shares, free and clear of all Encumbrances, in the respective amounts set forth in Schedule A.  Upon the consummation of the Closing, the Purchasers will be the beneficial owners of the Shares, free and clear of all Encumbrances.

(b)Except as set forth in Section 3.4(b) of the Seller Disclosure Schedule, neither Sellers nor the Acquired Company have any Subsidiaries incorporated in any jurisdiction. The Acquired Company does not own, control or has any rights to acquire, directly or indirectly, any capital stock or other equity interests or debt instruments of any Person.

(c)Except as set forth in this Section 3.4, (i) there are no equity securities of any class of the Acquired Company, or any security exchangeable into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights or other Contracts to which the Acquired Company is a party or by which the Acquired Company is bound obligating the Acquired Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Acquired Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Acquired Company to grant, extend, accelerate the vesting of, change the price of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, or Contract. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Acquired Company.  There are no Contracts to which the Acquired Company or any Seller or any Affiliate of the Acquired Company or any Seller is a party or by which the Acquired Company or any Seller or any Affiliate of the Acquired Company or any Seller is bound with respect to the voting, or the sale or transfer (including Contracts imposing transfer restrictions) of any shares of capital stock or other equity interests of the Acquired Company. No holder of Indebtedness of the Acquired Company has any right to convert or exchange such Indebtedness for any equity securities or other securities of the Acquired Company.  No holder of Indebtedness of the Acquired Company has any rights to vote for the election of directors of the Acquired Company or to vote on any other matter.

(d)All of the Shares are duly authorized, validly issued, fully paid, non-assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right and have been issued in compliance with all applicable Laws.

(e)There are no obligations, contingent or otherwise, of the Acquired Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquired Company. The Acquired Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 3.5Financial Statements.  Attached as Section 3.5 of the Seller Disclosure Schedule are correct and complete copies of the (i) financial statements of the Acquired Company as of December 31, 2012, December 31, 2013 and December 31, 2014 and statements of income and cash flows for each of the fiscal years then ended, including any notes thereto; and (ii) an unaudited

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consolidated and consolidating balance sheet of the Acquired Company as of June 30, 2015 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flows for the six months then ended (all such financial statements referred to in (i) and (ii), the "Financial Statements"). The Financial Statements fairly present the financial condition, results of operations and cash flows of the Acquired Company as of the times and for the periods indicated therein, in accordance with NIF, consistently applied (subject, in the case of the interim financial statements, to normal recurring year-end adjustments, the effect of which will not be material, and the absence of notes).  The Financial Statements are consistent with the books and records of the Acquired Company.

Section 3.6Books and Records.  The books of account, minute books, stock record books and other records of the Acquired Company, all of which have been made available to the Purchaser, are accurate and complete and have been maintained in accordance with the applicable Law.  Except as set forth in Section 3.6 of the Seller Disclosure Schedule, the minute books of the Acquired Company contain accurate and complete records of all meetings held, and corporate action taken by, the Acquired Company’s stockholders, directors and directors’ committees, and no such meeting other than the meetings expressly listed in Section 3.6 of the Seller Disclosure Schedule, has been held and are not contained in such minute books.  At the time of the Closing, all of such books and records will be in the possession of the Acquired Company.

Section 3.7Accounts Receivable; Bank Accounts.

(a)All accounts receivable reflected on the Balance Sheet or the Interim Balance Sheet or arising after the date of the Interim Balance Sheet have arisen from bona fide transactions involving the sale of goods or the rendering of services in the ordinary course of business.  Such accounts receivable are collectible in full, net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or, with respect to accounts receivable arising after the date of the Interim Balance Sheet, on the accounting records of the Acquired Company as of the Closing Date, as the case may be (which reserves have been calculated consistent with the past custom and practice of the Acquired Company). Subject to such reserves, each such account receivable either has been or will be collected in full, without any setoff, within 90 days after the date on which it first becomes due and payable.  There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such account receivable.

(b)Section 3.7(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of all bank accounts and safe deposits of the Acquired Company and a listing of the Persons authorized to draw or borrow thereon or to obtain access thereto.

Section 3.8Inventories.  All inventories of the Acquired Company are of a quality and quantity usable and, with respect to finished goods, salable in the ordinary course of business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.  All such inventory is owned by the Acquired Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Company’s businesses.

Section 3.9No Undisclosed Liabilities.  The Acquired Company does not have any Liabilities except (a) Liabilities accrued or reserved against in the Interim Balance Sheet and (b) Liabilities incurred in the ordinary course of business after the date of the Interim Balance Sheet.

Section 3.10Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet, the Acquired Company has conducted its business only in the ordinary course of business and there

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has not been any Material Adverse Effect.  Without limiting the generality of the foregoing, since the date of the Interim Balance Sheet, there has not been with respect to the Acquired Company any:

(a)amendment to its Governing Documents;

(b)issuance, sale, grant or other disposition of or Encumbrance on any shares of its capital stock or other securities or any options, warrants or other rights to acquire, any such securities;

(c)split, combination or reclassification of any of its capital stock;

(d)declaration, setting aside or payment of any dividend or other distribution (whether in cash, securities or other property) in respect of its capital stock;

(e)incurrence, assumption or guarantee of any Indebtedness, other than in its ordinary course of business;

(f)sale, lease, license, pledge or other disposition of, or Encumbrance on, any of its properties or assets (other than sales of inventory for fair consideration and in the ordinary course of business);

(g)consummation of (i) any merger, consolidation or other business combination, or (ii) the purchase of all or a substantial portion of the assets or any stock of any business or Person;

(h)damage to, or destruction or loss of, any of its properties or assets with an aggregate value to the Acquired Company in excess of USD$25,000, whether or not covered by insurance;

(i)entry into, modification, acceleration, cancellation or termination of any material Contract except in the ordinary course of business;

(j)(i) adoption, entry into, termination or amendment of any Company Plan, or employment, severance or similar Contract, (ii) increase in the compensation or fringe benefits of, or payment of any bonus to, any director, officer, employee or consultant or other independent contractor, (iii) amendment or acceleration of the payment, right to payment or vesting of any compensation or benefits, or (iv) grant of any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan;

(k)entry into any hedging Contract or other financial agreement or arrangement designed to protect the Acquired Company against fluctuations in commodities prices or exchange rates;

(l)cancellation, compromise, release or waiver of any claims or rights (or series of related claims or rights) with a value exceeding USD$25,000 or otherwise outside the ordinary course of business;

(m)settlement or compromise in connection with any Proceeding involving the Acquired Company;

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(n)capital expenditure or other expenditure with respect to property, plant or equipment in excess of USD$25,000 in the aggregate;

(o)change in accounting principles, methods or practices or investment practices, including any changes as were necessary to conform with NIF;

(p)making or rescission of any Tax election, settlement or compromise of any Tax Liability or amendment of any Tax Return;

(q)change in payment or processing practices or policies regarding intercompany transactions;

(r)acceleration or delay in the payment of accounts payable or other Liabilities or in the collection of notes or accounts receivable;

(s)resignation or termination or threatened resignation or termination of the employment of any of its officers or employees;

(t)revaluation of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

(u)increase, reduction, draw-down or reversal of its reserves (other than in accordance with NIF);

(v)transfer, assignment or grant of any license or sublicense of any rights under or with respect to any Intellectual Property; or

(w)authorization or agreement, in writing or otherwise, to do any of the foregoing.

Section 3.11Assets. The Acquired Company has good and valid title to, or in the case of leased assets, valid leasehold interests in, all of its tangible personal property and assets, free and clear of any Encumbrances other than Permitted Encumbrances. The Acquired Company owns or leases all tangible assets used in or necessary to conduct its business as conducted.  Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (ordinary wear and tear excepted) and is suitable for the purposes for which it is being used.  Section 3.11 of the Seller Disclosure Schedule contains an accurate and complete list of all tangible personal property having a value in excess of USD$25,000 owned by the Acquired Company or used in the operation of their respective businesses.

Section 3.12Real Property. Sellers represent and warrant that the Acquired Company does not own any real property whatsoever. Section 3.12 of the Seller Disclosure Schedule sets forth an accurate and complete description of all real property leased by the Acquired Company (the "Leased Real Property"). The Acquired Company has a valid leasehold interest in each Leased Real Property, free and clear of any Encumbrances, other than Permitted Encumbrances. The Acquired Company is not in default under any lease of any of the Leased Real Property.  There are no leases, subleases, licenses or other agreements granting to any Person other than the Acquired Company any right to the possession, use, occupancy or enjoyment of the Leased Real Property or any portion thereof.  The use and operation of the Leased Real Property in the conduct of the Acquired Company’s businesses do not violate any Law, covenant, restriction, easement, license, permit or Contract.  All buildings, structures, fixtures and other improvements included in the Leased Real Property are in compliance with all applicable Laws.

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There are no Proceedings pending nor, to the Sellers’ Knowledge, threatened against or affecting the Leased Real Property or any portion thereof.  The Acquired Company has not received notice of any order or action by any Governmental Authority with respect to the Leased Real Property which notice could cause a Material Adverse Effect or which is pending to be solved.

Section 3.13Intellectual Property. The Acquired Company owns or otherwise has the valid and legally enforceable rights to use all Intellectual Property owned, created, acquired, licensed or used by the Acquired Company (the "Company Intellectual Property"), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. The Company Intellectual Property constitutes all of the Intellectual Property used to conduct the businesses of the Acquired Company as presently conducted. Section 3.13 of the Seller Disclosure Schedule sets forth an accurate and complete list of (i) all of the Company Intellectual Property owned by the Acquired Company (the "Owned Intellectual Property"), and (ii) all Intellectual Property used by the Acquired Company pursuant to a license or other right granted by a third party (the "Third Party Intellectual Property").  To the Sellers’ Knowledge, no Person has infringed or misappropriated any of the Company Intellectual Property.  The Acquired Company has not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Company Intellectual Property or breach of any Contract involving the Company Intellectual Property.  Neither the conduct of the businesses of the Acquired Company nor any Acquired Company’s creation, use, license or other transfer of the Company Intellectual Property infringe or misappropriate any other Person’s Intellectual Property. The Acquired Company has not received notice of any pending or threatened Proceeding or any claim in which any Person alleges that the Acquired Company, its business or the Company Intellectual Property has violated any Person’s Intellectual Property rights.  There are no pending disputes between the Acquired Company and any other Person relating to the Company Intellectual Property. The Acquired Company has taken all commercially reasonable steps necessary to protect and maintain the confidentiality of all trade secrets and confidential business information included in the Company Intellectual Property.

Section 3.14Contracts.

(a)Section 3.14 of the Seller Disclosure Schedule sets forth an accurate and complete list of each Contract to which the Acquired Company is a party or by which the Acquired Company or any of their respective properties or assets is bound or affected directly or indirectly, which:

(i)contains obligations of the Acquired Company in excess of USD$25,000;

(ii)involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Acquired Company;

(iii)is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to Indebtedness other than accounts receivables and payables in the ordinary course of business;

(iv)is an employment, management, consulting or similar Contract, including such Contracts with third parties for the provision of any type of services to the Acquired Company or its Subsidiaries;

(v)is a severance or similar Contract pursuant to which the Acquired Company has any continuing obligations;

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(vi)relates to the acquisition, disposition, lease or sublease of any real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property;

(vii)is a license or other Contract under which (A) the Acquired Company has licensed or otherwise granted rights in any Company Intellectual Property to any Person or (B) any Person has licensed or sublicensed to the Acquired Company, or otherwise authorized the Acquired Company to use, any Third Party Intellectual Property;

(viii)includes any noncompetition or non-solicitation covenant or any exclusive dealing, right of first offer, right of first negotiation or similar arrangement that limits the ability of the Acquired Company to compete in (geographically or otherwise) or otherwise freely pursue any line of business; or

(ix)is otherwise material to the business, properties, assets or Liabilities of the Acquired Company or under which the consequences of a default or termination could have a Material Adverse Effect.

(b)The Sellers have delivered to the Purchaser an accurate and complete copy of each Contract required to be listed in Section 3.14 of the Seller Disclosure Schedule.  Each such Contract is legal, valid, binding, enforceable and in full force and effect.  Neither the Acquired Company nor, to the Sellers’ Knowledge, any other party to any such Contract is in breach or default under, or has provided or received any notice of any intention to terminate, any such Contract.

Section 3.15Tax Matters.

(a)The Acquired Company has timely filed all Tax Returns that it was required to file in accordance with applicable Laws, and each such Tax Return is accurate and complete in all material respects.  The Acquired Company has timely paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other Taxes (whether or not shown on any Tax Return).  No claim has ever been made by a Governmental Authority in a jurisdiction where the Acquired Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.  The Acquired Company has not requested an extension of time within which to file any Tax Return which has not since been filed.  The Sellers have delivered to the Purchaser accurate and complete copies of all Tax Returns of the Acquired Company (and their predecessors) for the years ended prior five tax years.

(b)All Taxes that the Acquired Company is required by Law to withhold or collect have been duly withheld or collected and, to the extent required by applicable Law, have been paid over to the proper Governmental Authority.

(c)No Tax audits or other Proceedings are pending or being conducted, nor has the Acquired Company received any notice from any Governmental Authority that any such audit or other Proceeding is pending or threatened.  There is no claim or assessment pending, or threatened against the Acquired Company for any alleged deficiency in Taxes. The Acquired Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency.

Section 3.16Employee Benefit Matters.  The Acquired Company or its Subsidiaries have not entered into, granted, sponsored or are in any way bound to comply with any Company Plan.

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Section 3.17Employment Matters.  Section 3.17 of the Seller Disclosure Schedule sets forth an accurate and complete list of all individuals currently performing services for the Acquired Company or its Subsidiaries, either directly or indirectly, along with the position, date of hire or engagement, immigration status and compensation and benefits, as applicable.  The Acquired Company or its Subsidiaries have not entered into or executed, directly or indirectly, any collective bargaining or other Contract with any labor organizations or union, and to Sellers’ Knowledge there is no organizational effort underway by or on behalf of any labor union to organize any individuals listed in Section 3.17 of the Seller Disclosure Schedule.  The Acquired Company or its Subsidiaries have not experienced any labor strike, slowdown, lockout, or other work stoppage or labor dispute, nor to the Sellers’ Knowledge is any such action threatened.  The Acquired Company or its Subsidiaries and the employer of record and principal engaging entity for all individuals listed in Section 3.17 of the Seller Disclosure Schedule have complied with all labor, social security and tax obligations, pursuant to the applicable Laws, including but not limited to the Mexican Federal Labor Law, Social Security Law (Seguro Social), Employee Housing Fund Law (Instituto del Fondo Nacional de la Vivienda para los Trabajadores), Retirement Fund Law (Sistema de Ahorro para el Retiro), Income Tax Law, and any other Laws, and requirements applicable to such individuals or any past or former employees or engaged individuals, related to labor and employment matters, including, if applicable, fair employment practices, equal employment opportunity, discrimination, worker classification, and other employment  or engagement activities.  There are no amounts due and unpaid to any individuals listed in Section 3.17 of the Seller Disclosure Schedule, any past or former employees or engaged individuals, or to any Governmental Authority under the Mexican Federal Labor Law, Social Security Law, Housing Fund Law, Retirement Fund Law (Sistema de Ahorro para el Retiro), Income Tax Law, or any other applicable Law.  There is no Proceeding pending or, to the Sellers’ Knowledge, threatened against or affecting the Acquired Company, its Subsidiaries, or the employer of record or principal engaging entity for all individuals listed in Section 3.17 of the Seller Disclosure Schedule relating to any alleged violation by any such entity of any Law pertaining to labor relations or employment matters.  There has been no labor suit, labor action, complaint, claim or charge filed or, to the Sellers’ Knowledge, threatened, against the Acquired Company, its Subsidiaries, or the employer of record or principal engaging entity for any of the individuals listed in Section 3.17 of the Seller Disclosure Schedule with or by any Governmental Authority, or any investigations, audits or inspections carried out by any Governmental Authority, including but not limited to audits or inspections carried out by the Labor Ministry, Mexican Social Security Institute or the Housing Fund Institute.

Section 3.18Environmental, Health and Safety Matters.

(a)The Acquired Company are in compliance in all material respects with and are not in violation of or liable in any material respect under any Environmental Law, and compliance with the terms and conditions thereof relating to: (i) protection, preservation, improvement, remediation or cleanup of the environment or natural resources (including ambient air, surface water, ground water, waste water, land surface or subsurface strata); (ii) the manufacture, use, handling, storage, treatment, recycling,  transportation, disposal or release, including investigation and clean-up of such release or threatened release, or exposure to any Hazardous Material; or (iii) health and safety.

(b)Sellers have made available to Purchasers true and complete copies of the following records and files as to any Real Property of the Acquired Company: (i) written notices received by such company at any time relating to any Environmental Law; and (ii) inspection reports pertaining to applicable Environmental Law received by the Acquired Company at any time from any Governmental Authority, for the five years prior to the date of this Agreement.

(c)There are no pending, Proceedings, claims, notices or complaints against or involving the Acquired Company regarding instances of noncompliance with, or Liabilities or obligations pursuant to,

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any Environmental Law, and, to the Knowledge of Sellers, no such Proceeding, claim, notice or complaint has been threatened.

(d)Except as set forth in Section 3.18(d) of the Seller Disclosure Schedule, to the Knowledge of Sellers, there are no Hazardous Materials present on or in the environment at any of the Real Property.

Section 3.19Compliance with Laws and Governmental Authorizations.

(a)The Acquired Company is in compliance and has complied in all material respects with all Laws or Governmental Authorizations applicable to it or to the conduct of its business or the ownership or use of any of its properties or assets.

(b)All material Governmental Authorizations necessary for the Acquired Company to conduct its business have been obtained by the Acquired Company and are valid and in full force and effect.  Section 3.19(b) of the Seller Disclosure Schedule lists all of the Governmental Authorizations issued to the Acquired Company.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental Authorization listed in Section 3.19(b) of the Seller Disclosure Schedule.

(c)Neither the Acquired Company, its Subsidiaries or the Sellers, nor any of its or their respective officers, directors, agents, employees, Affiliates or other Persons associated with or acting on its or their behalf has, directly or indirectly, (i) taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, any domestic commercial bribery statute, or any other applicable law from any jurisdiction relating to anti-corruption or anti-bribery law or regulation, including the U.K. Bribery Act of 2010 or any similar rules or regulations (collectively, the "Anticorruption Laws"); (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment or other thing of value to foreign or domestic government officials or employees; (iv) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person; or (v) taken any action that would cause it to be in violation of the Anticorruption Laws. Neither the Acquired Company or its Subsidiaries nor any of its or their respective officers, directors, agents, employees, Affiliates or other Persons associated with or acting on its or their behalf has used any corporate funds to maintain any funds not reflected in the Acquired Company’s books and records or engage in any transactions not reflected in the Acquired Company’s books and records. The Acquired Company and its Subsidiaries have made all payments to third parties pursuant to valid Contracts or invoices and by appropriate payment methods to such third parties or by wire transfer to an account held in the name of the third party in a bank located in the same jurisdiction as the party’s principal place of business or to a place of business in a jurisdiction where such third party performs service pursuant to a valid Contract. There are no pending or, to the Sellers' Knowledge, threatened in writing claims, charges, investigations (internal or government-initiated), violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Acquired Company or any of its Subsidiaries with respect to the Anticorruption Laws. There are no actions, conditions or circumstances pertaining to the Acquired Company’s or its Subsidiaries’ activities that may give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under the Anticorruption Laws. The Acquired Company and its Subsidiaries have established and maintain a compliance program and reasonable internal controls and procedures appropriate to the requirements of the Anticorruption Laws and has made available all of such documentation.

Section 3.20Legal Proceedings. There are no Proceedings pending or, to the Sellers’ Knowledge, threatened (a) by or against the Acquired Company or that otherwise relate to or could

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reasonably be expected to affect the Acquired Company’s business, properties or assets, or (b) against any Seller or the Acquired Company that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.21Customers and Suppliers.  Section 3.21 of the Seller Disclosure Schedule sets forth an accurate and complete list of the names and addresses of the Acquired Company’s 20 largest customers and 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the 12-month period ended June 30, 2015) and the dollar amount of purchases or sales which each listed customer or supplier represented during such period.  No customer or supplier so listed has indicated within the past 12 months that it will stop or decrease the rate of its transactions, or otherwise change its business relationship, with the Acquired Company.

Section 3.22Insurance.  Section 3.22 of the Seller Disclosure Schedule sets forth an accurate and complete list of all insurance policies maintained by the Acquired Company.  All such insurance policies are in full force and effect and all premiums due and payable under such policies have been paid and the Acquired Company is otherwise in compliance with the terms thereof.  The Sellers have no Knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

Section 3.23Related Party Transactions.  Except as set forth on Section 3.23 of the Seller Disclosure Schedule, no Seller, director, officer, employee or Affiliate of the Acquired Company (or Affiliate of any such Seller, director, officer, employee or Affiliate), is a party to any agreement, Contract, commitment or transaction with the Acquired Company.

Section 3.24Brokers or Finders.  Except as set forth in Section 3.24 of the Seller Disclosure Schedule, neither Seller or the Acquired Company, nor any Person acting on behalf of any Seller or Acquired Company has incurred any Liability to pay any fees or commissions to any broker, finder or agent or any other similar payment in connection with any of the transactions contemplated by this Agreement.

Section 3.25Local Solar Production.  The information provided by the Acquired Company to the Purchasers regarding actual net metering and solar energy production in those certain commercial customer locations identified in Section 3.25 of the Seller Disclosure Schedule is true and correct as of the date provided.

Section 3.26Disclosure.  No representation or warranty of the Sellers in this Agreement, and no statement made by any Seller in the Seller Disclosure Schedule, the Ancillary Agreements, or any certificate, instrument or other document delivered by or on behalf of any Seller pursuant to this Agreement or any Ancillary Agreement, contains or will contain any untrue statement or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.  The Sellers have no Knowledge of any fact or circumstance that has specific application to any Seller or the Acquired Company or its business (other than general economic or industry conditions that do not affect the Acquired Company or its business uniquely) and that could have a Material Adverse Effect that has not been set forth in this Agreement or the Seller Disclosure Schedule.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers represent and warrant to the Sellers that as of the date of this Agreement and as of the Closing Date the statements set forth in this ARTICLE 4 are true and correct:

Section 4.1Organization and Good Standing.  Each Purchaser is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. Each Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary. Copies of each Purchaser’s Governing Documents, as currently in effect, have been made available to the Sellers and are accurate and complete as of the date hereof. Neither Purchaser is in violation of its Governing Documents.

Section 4.2Authority and Enforceability.  Each Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement.  The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Purchasers are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchasers.  The Purchasers have duly and validly executed and delivered this Agreement and, on or prior to the Closing, the Purchasers will have duly and validly executed and delivered each Ancillary Agreement to which they are a party.  This Agreement constitutes, and upon execution and delivery each Ancillary Agreement to which the Purchasers are a party will constitute, the valid and binding obligation of each Purchaser, as applicable, enforceable against the Purchasers in accordance with its terms.

Section 4.3No Conflict.  Neither the execution, delivery and performance by the Purchasers of this Agreement or any Ancillary Agreement to which the Purchasers are a party, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with or violate the Governing Documents of the Purchasers, or any resolution adopted by the board of directors or stockholders of the Purchasers, (b) result in (with or without notice or lapse of time or both) a breach or default under or create in any Person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver under, any Contract to which the Purchasers are a party or by which the Purchasers or any of their properties or assets are otherwise bound or affected, (c) violate any Law, Judgment or Governmental Authorization applicable to the Purchasers or any of their properties or assets, or (d) require the Purchasers to obtain any Consent or Governmental Authorization or make any filing with any Governmental Authority or other Person.

Section 4.4Legal Proceedings.  There is no Proceeding pending or, to the Purchasers’ knowledge, threatened, against the Purchasers that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 4.5Due Diligence. The Purchasers have completed a due diligence review of the documentation and information provided by Sellers (either through their posting through an electronic data site accessible by the Purchasers and their advisors or otherwise during the Purchasers due diligence review of the Acquired Company). The Purchasers acknowledge that the Sellers have not made any additional representations, either expressly or tacitly, other than those specifically contained in ARTICLE 3 of this Agreement.

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ARTICLE 5
COVENANTS

Section 5.1Access and Investigation.  Until the Closing and upon reasonable advance notice from the Purchasers, the Acquired Company and the Sellers will, and will cause the Acquired Company to, allow the Purchasers and its directors, officers, employees, attorneys, agents, consultants and other advisors and representatives full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of the properties, assets, personnel, books, Contracts, Governmental Authorizations, reports and records relating to the Acquired Company as the Purchasers may reasonably request, provided that such access does not unreasonably interfere with the operation of the business of the Acquired Company. In addition, from the date of this Agreement until the Closing, the Sellers and the Acquired Company as applicable, will also provide the Purchasers’ officers and employees reasonable access to the Acquired Company’s customers, suppliers and licensors; provided, however, that such access will be granted only with the prior written consent of the Acquired Company, which consent will not be unreasonably withheld or delayed and may be conditioned upon a designee of the Acquired Company being present at any meeting or conference.  For the avoidance of doubt, nothing in this Section 5.1 will prohibit the Purchasers from contacting the Acquired Company’s customers, suppliers and licensors in the ordinary course of the Purchasers’ businesses for the purpose of selling products or services of the Purchasers’ businesses or for any other purpose unrelated to the business of the Acquired Company and the transactions contemplated by this Agreement.

Section 5.2Operation of the Businesses of the Acquired Company.

(a)Affirmative Covenants. Until the Closing, except as expressly consented to by the Purchasers in writing, the Acquired Company will, and the Sellers will cause, the Acquired Company to:

(i)conduct its business only in the ordinary course of business (provided that, the Acquired Company may use all available Cash to repay any Indebtedness of the Acquired Company prior to the Closing) and use its commercially reasonable efforts to preserve and protect its business organization, employment relationships, and relationships with customers, strategic partners, suppliers, distributors, landlords and others having dealings with it;

(ii)pay its accounts payable and other obligations when they become due and payable in the ordinary course of business;

(iii)perform all of its obligations under all Contracts to which it is a party or by which it or any of its properties or assets is bound or affected, and comply with all Laws, Judgments and Governmental Authorizations applicable to it or its business, properties or assets;

(iv)maintain the Real Property and all of its other properties and assets in a state of repair and condition that complies with all applicable Laws and is consistent with the requirements and normal conduct of its business;

(v)continue in full force and effect the insurance policies set forth in Section 3.22 of the Seller Disclosure Schedule;

(vi)maintain its books and records consistent with its past custom and practice; and

(vii)confer with the Purchasers concerning operational matters of a material nature and otherwise report periodically to the Purchasers concerning the status of its business, operations and finances.

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(b)Negative Covenants. Until the Closing, except as expressly permitted by this Agreement or as otherwise expressly consented to by the Purchasers in writing, the Acquired Company will not and the Sellers will cause the Acquired Company not to take any action, or fail to take any action, as a result of which any of the changes, events or conditions described in Section 3.10 would occur or would reasonably be expected to occur.

Section 5.3Consents and Filings.  The Acquired Company and the Sellers will, and will cause each Acquired Company to, use its commercially reasonable efforts (i) to take promptly, or cause to be taken (including actions after the Closing), all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (ii) as promptly as practicable after the date of this Agreement, to obtain all Governmental Authorizations from, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other Consents from, and give all other notices to, all other Persons, that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including those listed in Section 3.3 and Section 6.1(c) of the Seller Disclosure Schedule.

Section 5.4Notification.  Until the Closing, the Acquired Company and the Sellers will give prompt notice to the Purchasers of (a) any fact, circumstance, event or action, the existence, occurrence or taking of which would reasonably be expected to cause any representation or warranty of the Sellers in this Agreement to be untrue or inaccurate, (b) any failure to comply with or satisfy any covenant or agreement of the Sellers or the Company under this Agreement, and (c) the failure of any condition precedent to the Purchasers’ obligations under this Agreement.  No notification pursuant to this Section 5.4 will be deemed to amend or supplement the Seller Disclosure Schedule, prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to the Purchasers, including pursuant to ARTICLE 7 or ARTICLE 9.  The Sellers may update the Seller Disclosure Schedule to include additional Contracts or other similar matters that are identified within 5 days following the date hereof, subject in each case to the Purchasers' prior written consent.

Section 5.5Confidentiality.

(a)From and after the Closing, each Seller will, and will cause each of its Affiliates and its and their respective directors, officers, stockholders, employees, agents, consultants and other advisors and representatives (its "Restricted Persons") to, maintain the confidentiality of, and not use for their own benefit or the benefit of any other Person, the Confidential Information.

(b)Except as contemplated by Section 5.6, neither the Purchasers nor any Seller will, and the Purchasers and each Seller will cause each of their respective Restricted Persons not to, disclose to any Person any information with respect to the legal, financial or other terms or conditions of this Agreement, any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby.  The foregoing does not restrict the right of any party to disclose such information (i) to its respective Restricted Persons to the extent reasonably required to facilitate the negotiation, execution, delivery or performance of this Agreement and the Ancillary Agreements, (ii) to any Governmental Authority or arbitrator to the extent reasonably required in connection with any Proceeding relating to the enforcement of this Agreement or any Ancillary Agreement and (iii) as permitted in accordance with Section 5.5(d).  Each party will advise its respective Restricted Persons with respect to the confidentiality obligations under this Section 5.5(c) and will be responsible for any breach or violation of such obligations by its Restricted Persons.

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(c)If a party or any of its respective Restricted Persons become legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement, then such party will (i) promptly notify the other party in writing, (ii) consult with and assist the other party in obtaining an appropriate remedy to prevent such disclosure and (iii) use its commercially reasonable efforts to obtain a reliable assurance that confidential treatment will be accorded to any information so disclosed.  Subject to the previous sentence, the disclosing party or such Restricted Persons may make only such disclosure that, in the opinion of its counsel, it is legally compelled or otherwise required to make.

(d)To the extent that any Seller has not done so prior to the Closing, each Seller will, immediately following the Closing, surrender to the Acquired Company all data, documents, records, data bases, specifications, customer lists, financial reports and all other tangible embodiments of Confidential Information, it being expressly understood that all these writings, tangible embodiments and other things are the exclusive property of the Acquired Company.

Section 5.6Public Announcements.  Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued at such time and in such manner as the Purchasers determine, in consultation with the Sellers.  The Purchasers and the Sellers will consult with each other concerning the means by which the employees, customers, suppliers and others having dealings with the Acquired Company will be informed of the transactions contemplated by this Agreement, and the Purchasers have the right to be present for any such communication.

Section 5.7Noncompetition and Non-solicitation. The Sellers acknowledge and agree that the Acquired Company has over many years devoted substantial time, effort and resources to developing the Acquired Company’s trade secrets and other confidential and proprietary information, as well as the Acquired Company’s relationships with customers, suppliers, employees and others doing business with the Acquired Company; that such relationships, trade secrets and other information are vital to the successful conduct of the Acquired Company’s businesses in the future; that because of the Sellers’ access to the Acquired Company’s confidential information and trade secrets, the Sellers would be in a unique position to divert business from the Acquired Company and to commit irreparable damage to the Acquired Company were the Sellers to be allowed to compete with the Acquired Company or to commit any of the other acts prohibited below; that the enforcement of the restrictive covenants against the Sellers would not impose any undue burden upon any Seller; and that the ability to enforce the restrictive covenants against the Sellers is a material inducement to the decision of the Purchasers to consummate the transactions contemplated by this Agreement.  Accordingly, during the period commencing on the Closing Date and ending twelve (12) months from the Closing Date (the "Restricted Period"):

(a)no Seller or any Affiliate of Seller will, directly or indirectly, engage in any business anywhere in the world that develops, manufactures, produces, markets, sells or distributes any products or provides any services of the kind developed, under development, manufactured, produced, marketed, sold, distributed or provided by the Acquired Company, or own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, be employed by, or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any Person that competes with the Purchaser or the Acquired Company in developing, manufacturing, producing, marketing, selling or distributing any products or providing any services of the kind developed, under development, manufactured, produced, marketed, sold, distributed or provided by the Acquired Company, provided that in no event will the Purchasers, directly or indirectly, form a new entity or will maintain any material equity participation in any other entity, in each case the primary purpose of which is to compete with the Acquired Company until December 31, 2019. The Restricted Period will be extended by the length of any period during which the Seller is in breach of the terms of this Section 5.7(a);

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(b)no Seller or any Affiliate of Seller will directly or indirectly, for itself or on behalf of or in conjunction with any other Person, (i) call upon any employee who is, at the time the individual is called upon, an employee of the Purchasers or the Acquired Company for the purpose or with the intent of soliciting such employee away from or out of the employ of the Purchasers or the Acquired Company, or employ or offer employment to any individual who was or is employed by the Purchasers or the Acquired Company unless such individual will have ceased to be employed by the Purchasers and the Acquired Company for a period of at least twelve months prior thereto or (ii) cause, induce or attempt to cause or induce any customer, strategic partner, supplier, distributor, landlord or others doing business with the Purchasers or the Acquired Company to cease or reduce the extent of its business relationship with the Purchasers or the Acquired Company or to deal with any competitor of the Purchasers or the Acquired Company; provided, however, that this Section 5.7(b) will not be deemed to prohibit the Seller from engaging in general media advertising or solicitation that may be targeted to a particular geographic or technical area but that is not targeted towards employees of the Purchasers or the Acquired Company; and

(c)no Seller or any Affiliate of Seller will disparage the Purchasers, the Acquired Company or any of their respective directors, officers, employees or agents.

Section 5.8Further Assurances.  Subject to the other express provisions of this Agreement, upon the request of any party to this Agreement, the other parties will (a) furnish to the requesting party any reasonable additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the transactions contemplated by this Agreement. In the event that any assets or similar rights necessary for the operation of the business of the Acquired Company as of the Closing Date are held by Subsidiaries of the Acquired Company (or other entities who are not Subsidiaries of the Acquired Company hereunder but are controlled by either Seller (or their respective Affiliates)), Sellers will convey such assets or rights to the Acquired Company promptly upon the written request of the Purchasers at the sole expense of Sellers

Section 5.9Key Employees' Compensation.  The Purchasers will undertake the employment-related matters set forth on Schedule 5.9 as soon as commercially practicable following the Closing.

ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

Section 6.1Conditions to the Obligation of the Purchaser.  The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)Accuracy of Representations and Warranties. The representations and warranties of the Sellers in this Agreement must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date (with materiality being measured individually and on an aggregate basis with respect to all breaches of representations and warranties), except for the representations and warranties set forth in Section 3.2 (Authority and Enforceability), Section 3.4 (Capitalization and Ownership) and Section 3.5 (Financial Statements), and each of the Sellers’ representations and warranties that is qualified as to materiality or contains terms such as "Material Adverse Effect," each of which must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date, and except to the extent any representation or warranty of the Sellers speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date.

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(b)Performance of Covenants.  All of the covenants and obligations that the Acquired Company or the Sellers are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all respects including without limitation those provided under Section 2.6.

(c)Consents.  Each of the Governmental Authorizations and Consents listed in Schedule 6.1(c) must have been obtained and must be in full force and effect.

(d)Opinion of Counsel.  The Purchasers must have received an opinion of Enriquez, Gonzalez, Aguirre y Ochoa, S.C. ("EC Legal"), counsel to the Sellers and the Acquired Company, addressed to the Purchasers and dated the Closing Date, in substance and form reasonably satisfactory to the Purchaser, regarding the accuracy of the corporate books of the Acquired Company.

(e)Termination of Agreements.  Evidence in writing as to the termination of the Contracts and Company Plans listed in Schedule 6.1(e), and the Purchasers will have received evidence thereof reasonably satisfactory to the Purchasers.

(f)Modification of Agreements.  Evidence in writing as to the acceptable modification or amendment of the Contracts listed in Schedule 6.1(f), and the Purchasers will have received evidence thereof reasonably satisfactory to the Purchasers.

(g)Notification of the Agreement.  Evidence in writing that the Acquired Company has sent the notices set forth in Schedule 6.1(g), and the Purchasers will have received evidence thereof reasonably satisfactory to the Purchasers.

(h)Employees.  Each of the Key Employees and no less than 50% of the other employees identified on Schedule 6.1(h) (i) will have executed Key Employment Agreements with either of the Purchasers, the Acquired Company or its Subsidiaries or Affiliates in a form satisfactory to the Purchasers, under the terms and conditions established by the Purchasers in their sole discretion on or prior to the date of this Agreement and such agreements will be executed and enforceable as of the Closing, and (ii) will still be performing their usual and customary duties immediately before the Closing.  The Acquired Company will provide evidence in writing in a form reasonably satisfactory to the Purchaser that the Acquired Company has caused the employer of record for all employees listed in Section 3.17 of the Seller Disclosure Schedule to engage such employees solely as employees, and they are no longer dually engaged as independent contractors.

(i)Resignations. The Purchasers must have received resignations effective as of the Closing Date from those directors of the Acquired Company as the Purchasers may have requested in writing prior to the Closing Date.

(j)No Action.  There must not be in effect any Law or Judgment, and there must not have been commenced or threatened any Proceeding, that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.

(k)No Material Adverse Effect.  Since the date of this Agreement, there must not have been any Material Adverse Effect.

(l)Share Certificates/Equity Quotas.  Endorsed share certificates for the Acquired Company and its Subsidiary Servicios de Tecnologia y Administracion Illios, S.A. de C.V, as well as proof of transfer of equity participation in all other Subsidiaries must be provided to the Purchasers.

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(m)Certain Arrangements.  The Company must have entered into a consulting agreement with Gregory M. Barker relating to certain advisory services, and Mr. Barker must have entered into a termination agreement relating to the prior memorandum of understanding between Mr. Barker and Ilioss Residencial, SA de CV, dated as of March 6, 2015, in each case in form and substance acceptable to the Purchasers in its sole and absolute discretion.

(n)Book Entries.  Entries in the stock record books evidencing the transfers of the Shares of the Acquired Company and its Subsidiaries signed by the secretary or administrator of the board of directors/managers of the Acquired Company and its Subsidiaries, as applicable, must be provided to the Purchasers.

Section 6.2Conditions to the Obligation of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)Accuracy of Representations and Warranties.  The representations and warranties of the Purchasers in this Agreement must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all material respects as of the Closing Date (with materiality being measured individually and on an aggregate basis with respect to all breaches of representations and warranties), except for the Purchasers’ representations and warranties that are qualified as to materiality, each of which must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date, and except to the extent any representation or warranty of the Purchasers speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date.

(b)Performance of Covenants.  All of the covenants and obligations that the Purchasers are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations).

(c)No Action.  There must not be in effect any Law or Judgment that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 7
TERMINATION

Section 7.1Termination Events.  This Agreement may, by written notice given before or at the Closing, be terminated:

(a)by mutual consent of the Purchasers and the Sellers;

(b)by the Purchasers (so long as the Purchasers is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of the Sellers’ or the Acquired Company’s representations, warranties, covenants or agreements contained in this Agreement, which would result in the failure of a condition set forth in Section 6.1(a) or Section 6.1(b), and which breach has not been cured or cannot be cured within 30 days after the notice of the breach from the Purchasers;

(c)by the Sellers (so long as neither the Acquired Company nor any of the Sellers is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of the Purchaser’s representations, warranties, covenants or

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agreements contained in this Agreement, which would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and which breach has not been cured or cannot be cured within 30 days after the notice of breach from the Sellers;

(d)by the Purchasers if there has been a Material Adverse Effect;

(e)by either the Purchasers or the Sellers if any Governmental Authority has issued a non-appealable final Judgment or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

(f)by either the Purchasers or the Sellers if the Closing has not occurred on or before June 30, 2016 (other than through the failure of the terminating party to comply fully with its obligations under this Agreement).

Section 7.2Effect of Termination.  Each party’s rights of termination under Section 7.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies.  If this Agreement is terminated pursuant to Section 7.1, this Agreement and all rights and obligations of the parties under this Agreement automatically end without Liability against any party or its Affiliates, except that (a) Section 3.24 (Brokers or Finders), Section 5.5 (Confidentiality), Section 5.6 (Public Announcement), ARTICLE 10 (General Provisions) and this Section 7.2 will remain in full force and survive any termination of this Agreement and (b) if this Agreement is terminated by a party because of the breach of this Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 8
CERTAIN TAX MATTERS

Section 8.1Tax Returns.

(a)Unless the Purchasers elect to file the Tax Returns with the respect to the Acquired Company for taxable periods ending on or before the Closing Date, the Acquired Company will prepare and file (or cause to be prepared and filed) on a timely basis all such Tax Returns that are not filed by the Closing Date. Such Tax Returns will be prepared in a manner consistent with and utilizing the accounting methods utilized in the preparation of the prior Tax Returns of the Acquired Company.  The Acquired Company (i) will submit all such Tax Returns to the Purchasers for its review at least 30 days prior to filing and consider in good faith any comments provided by the Purchaser, (ii) will not file such Tax Returns without the Purchasers’ prior consent, which consent will not be unreasonably withheld or delayed and (iii) will, promptly after filing, forward to the Purchasers an accurate and complete copy of such filed Tax Returns and proof of payment of the subject Taxes.

(b)The Purchasers will prepare and file (or cause to be prepared and filed) all Tax Returns with respect to the Acquired Company for all taxable periods ending after the Closing Date (as well as any Tax Returns for taxable periods ending on or before the Closing Date that it elects to file).

Section 8.2Payment of Taxes.

(a)To the extent that Taxes of the Acquired Company for all taxable periods and portions of periods through the Closing Date (including all such Taxes payable with respect to Tax Returns filed

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under this ARTICLE 8 and any Taxes assessed after the Closing with respect to taxable periods or portions of periods through the Closing Date) are accrued or expressly reserved for as current Liabilities in line items on the Closing Balance Sheet and taken into account in determining the amount of current Liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income), the Purchasers will pay or cause to be paid such Taxes.  To the extent such Taxes for all taxable periods and portions of periods through the Closing Date are not so reflected as current Liabilities on the Closing Balance Sheet, such amounts will be treated as set forth in Section 9.1(c).  Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date will be allocated to the portion of the period that ends on the Closing Date in accordance with Section 8.3.

(b)In the case of Tax Returns filed by the Purchasers under this ARTICLE 8 and as to which the Purchasers are to be indemnified by the Sellers, the Purchasers may elect to deliver the pertinent Tax Return to the Sellers and inform the Sellers of any amounts due to the Purchasers at least 10 days prior to the due date of the pertinent Tax Return.  In the case of any Tax Returns filed by the Sellers, the Sellers will pay the amount of Taxes due with respect to such Tax Returns (with the Purchasers being required to supply any amounts payable by the Purchaser by the due date of the subject Tax Return).

Section 8.3Tax Apportionment.  In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date will be:

(a)in the case of Taxes that are either (i) based upon or related to income or receipts, or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than any transaction Taxes contemplated by Section 8.5), deemed equal to the amount which would be payable if the taxable period ended as of the close of business on the Closing Date; and

(b)in the case of Taxes imposed on a periodic basis with respect to the assets of the Acquired Company, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

Section 8.4Tax Elections.  The Sellers will not, and will not cause or permit the Acquired Company to, without the prior written consent of the Purchasers (which consent will not be unreasonably withheld or delayed), make or revoke, or cause or permit to be made or revoked, any Tax election pertaining to the Acquired Company or the ownership of any capital stock of the Acquired Company.

Section 8.5Transactional Taxes.  Notwithstanding any other provision of this Agreement, all transfer, documentary, recording, notarial, sales, use, registration, and other similar Taxes or fees imposed by any taxing authority in connection with the transactions contemplated by this Agreement will be borne by the Sellers.  The Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and, if required by applicable Law.  The Sellers will, upon request from the Purchasers, provide evidence of any Tax filing and compliance to the satisfaction of the Purchasers according to applicable Laws.

ARTICLE 9
INDEMNIFICATION

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Section 9.1Indemnification by the Sellers. Subject to the limitations expressly set forth in Section 9.4 and Section 9.5, the Sellers, jointly and severally, will indemnify and hold harmless the Purchasers and its Affiliates (including, following the Closing, the Acquired Company) and their respective directors, officers, equity owners, employees, agents, consultants and other advisors and representatives (each an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against, and will pay and reimburse them for, any and all Losses incurred or suffered by the Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(a)any inaccuracy in or breach of any representation or warranty of any Seller contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered by or on behalf of any Seller pursuant to this Agreement or any Ancillary Agreement;

(b)any nonperformance or other breach of any covenant or agreement of any Seller or the Acquired Company contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered by or on behalf of any Seller pursuant to this Agreement or any Ancillary Agreement;

(c)except to the extent accrued or expressly reserved for as current Liabilities in line items on the Closing Balance Sheet (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) (i) any Taxes of the Acquired Company with respect to taxable periods ending on or before the Closing Date, (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, any Taxes of the Acquired Company which are allocable, pursuant to Section 8.3, to the portion of such period ending on the Closing Date, (iii) any Taxes relating to any member of an affiliated group with which the Acquired Company has filed a Tax Return on a consolidated, combined or unitary basis, and (iv) any Taxes of the Acquired Company or the Sellers arising from the consummation of the transactions contemplated by this Agreement or any transactions entered into prior to Closing in connection with or in contemplation of the transactions contemplated by this Agreement; and

(d)any failure to comply or other noncompliance by the Acquired Company (or any of its Subsidiaries or Affiliates) with applicable employment Laws including, without limitation, the Mexican Federal Labor Law, the Social Security Law, the Housing Fund Law, Retirement Fund law or Income Tax Law.

For purposes of this Section 9.1, any inaccuracy in, or breach of any representation or warranty, or nonperformance or other breach of any covenant or agreement by any Seller or the Acquired Company, and the amount of any Losses associated therewith, will be determined without regard for any materiality, "Material Adverse Effect" or similar qualification.

Section 9.2Claim Procedure.

(a)The Indemnified Parties will give written notice (a "Claim Notice") to the Sellers containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Parties, and (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known.  The Claim Notice must be delivered in accordance with Section 10.1 hereto.

(b)Within 30 days after delivery of a Claim Notice, the Sellers will deliver to the Indemnified Parties a written response to such Claim Notice.  If the Sellers fail to so respond within 30 Days after delivery of the Claim Notice, then the Sellers will be deemed to have irrevocably accepted the Claim Notice and agreed to pay the Losses at issue in the Claim Notice.

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(c)If, within 30 days after delivery of the Claim Notice, the Sellers deliver a written notice in accordance with Section 10.1 hereof disputing the Indemnified Parties’ entitlement to indemnification for the Losses described in the Claim Notice, then the dispute may be resolved by any legally available means consistent with the provisions of Section 10.10.

(d)Any indemnification obligation pursuant to this ARTICLE 9 may be satisfied by a reduction by the Purchasers from any amounts which may become payable pursuant to the Earn Out Amount.

Section 9.3Third Party Claims.

(a)If any Indemnified Party receives notice of a claim or demand, whether or not involving a Proceeding, by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a "Third Party Claim") against such Indemnified Party with respect to which the Sellers are obligated to provide indemnification under this Agreement, the Indemnified Party will give the Sellers a Claim Notice as soon as commercially practicable but in no event later than 15 Business Days following the date when the Indemnified Party receives a Third Party Claim, but in no event later than 10 Business Days before the expiration of the term set by the applicable laws to give response to such Third Party Claim. Such Claim Notice will describe the facts constituting the basis for such Third Party Claim and the amount of the damages claimed by the other Person, in each case to the extent known to the Indemnified Party.  Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Sellers will relieve the Indemnifying Party of any Liability or obligation under this Agreement unless, and solely to the extent, such delay/lack of notice materially and adversely affects the Indemnifying Parties' ability to defend such Third Party Claim.

(b)The Indemnified Party will have the right in its sole discretion to conduct the defense of, and to settle, any such Third Party Claim; provided, however, that except with the written consent (which will not be unreasonably withheld, conditioned or delayed) of the Sellers (or, in the event that indemnification is being sought hereunder directly from a Seller, such Seller), no settlement of any such Third Party Claim with third party claimants will be determinative of (i) the amount of Losses relating to such matter; or (ii) unless otherwise previously agreed in writing by the Sellers (or applicable Seller), the existence of an indemnifiable matter. In the event that the Sellers have (or applicable Seller has) consented to any such settlement with respect to indemnification obligation pursuant to this ARTICLE 9, then the Sellers (or applicable Seller) will have no power or authority to object under any provision of this ARTICLE 9 to the amount of any Third Party Claim by the Indemnified Parties or against the Indemnifying Parties directly, as the case may be, with respect to such settlement.

(c)The Sellers (or applicable Seller) will be entitled, at her or their expense, to participate in, but not to determine or conduct, the defense of, or settlement negotiations with respect to, such Third Party Claim. The Sellers (or applicable Seller) will have the right to receive copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent that receipt of such documents does not affect any privilege relating to the other party and the Indemnified Party will keep the other party reasonably informed and updated as to the status of the Third Party Claim at all times pending resolution thereof.

(d)Notwithstanding the provisions of Section 10.10, the Sellers consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought by another Person against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to the Proceeding or the matters alleged therein.  The Sellers agree that process may be served on them with respect to such a claim anywhere in the world, provided that such notice is served in accordance with applicable Laws.

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Section 9.4Survival.  All representations and warranties contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered pursuant to this Agreement will survive the Closing, for a period of 24 months from the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.15 (Tax Matters), Section 3.16 (Employee Benefit Matters), Section 3.17 (Employment Matters), Section 3.18 (Environmental, Health and Safety Matters) and Section 3.19(c) (Compliance with Anticorruption Laws) will survive until the statute of limitations applicable to the underlying matters covered by such provisions elapses, and (ii) the representations and warranties set forth in Section 3.2 (Authority and Enforceability), Section 3.3 (No Conflict), Section 3.4 (Capitalization and Ownership), Section 3.24 (Brokers or Finders) and Section 3.25 (Local Solar Production) will survive indefinitely.  The covenants and agreements of the parties contained in this Agreement which are to be performed prior to the Closing will terminate as of the Closing.  The covenants and agreements of the parties contained in this Agreement which are to be performed at or after the Closing will terminate on the later to occur of the expiration of the statute of limitations applicable to such covenant or the date on which such covenant has been fully performed.  Notwithstanding the foregoing, any claims for indemnification asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from before the expiration of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive until finally resolved.

Section 9.5Limitations on Liability.

(a)The Sellers will not be liable to the Indemnified Parties for indemnification under ARTICLE 9 unless and until the aggregate Losses for which they would otherwise be liable under ARTICLE 9 exceed USD$500,000, at which point the Sellers are liable for the aggregate Losses and not only for amounts in excess of that sum; provided, however, that the foregoing limitation does not apply to claims (i) relating to a breach of the representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority and Enforceability), Section 3.4 (Capitalization and Ownership), Section 3.15 (Tax Matters), Section 3.17 (Employment Matters), Section 3.19(c) (Compliance with Anticorruption Laws), Section 3.24 (Brokers or Finders) or Section 3.25 (Local Solar Production), (ii) arising under Sections 9.1(b) through d, or (iii) with respect to any amounts owed to the Purchasers in connection with the adjustments contemplated by Section 2.4.

(b)The Sellers will not be liable to the Indemnified Parties for indemnification under ARTICLE 9 for Losses in an aggregate amount in excess of USD$5,000,000, provided, however, that the foregoing limitation does not apply to claims (i) relating to a breach of the representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority and Enforceability), Section 3.4 (Capitalization and Ownership), Section 3.15 (Tax Matters), Section 3.16 (Employee Benefit Matters), Section 3.17 (Employment Matters), Section 3.18 (Environmental, Health and Safety Matters), Section 3.19(c) (Compliance with Anticorruption Laws), Section 3.24 (Brokers or Finders) or Section 3.25 (Local Solar Production), (ii) arising under Sections 9.1(b) through (d), or (iii) with respect to any amounts owed to the Purchasers in connection with the adjustments contemplated by Section 2.4 up to the Purchase Price.

(c)Nothing in this Agreement will limit the Liability of a party to another party for fraud or willful misconduct.

Section 9.6No Right of Indemnification or Contribution.  No Seller will have any right of indemnification or contribution against the Acquired Company with respect to any breach by the Sellers or the Acquired Company of any of their representations, warranties, statements, covenants or agreements contained in this Agreement, any Ancillary Agreement or in any certificate, instrument or other document delivered by or on behalf of any Seller or the Acquired Company pursuant to this Agreement or any

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Ancillary Agreement, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released.

Section 9.7Other Payments.  The amount of any and all Losses for which indemnification is provided pursuant to this ARTICLE 9 will be net of any amounts of any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by the Indemnified Party with respect to such Losses or any of the circumstances giving rise thereto.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or electronic mail with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Sellers:

Tatiana Alejandra Arelle Caraveo
Pedro de Valdivia #8, 7 Izquierdo
28006, Madrid, España

Manuel Vegara Llanes
Culiacan 8 Int 401, Hipódromo, Cuauhtémoc
|06100 Distrito Federal, México
Email: manuel.vegara@ilioss.com

with a copy (which will not constitute notice) to:

EC Legal

Ejército Nacional 7695-C

32663 Ciudad Juárez, Chihuahua, México

Attn: Carlos Enríquez

Email: cenriquez@eclegal.com

If to the Acquired Company:

ILIOSSON, S.A. de C.V.
Rio Lerma 196-Bis, Edif. B-503, Colonia Cuauhtemos
Delegación Cuauhtemos 06500
México D.F.
Attn: Ing. David Arelle Sergent
Email: david.arelle@ilioss.com

with a copy (which will not constitute notice) to:

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EC Legal
Ejército Nacional 7695-C
32663 Ciudad Juárez, Chihuahua, México
Attn: Carlos Enríquez
Email: cenriquez@eclegal.com

If to the Purchasers:

SolarCity Corporation
3055 Clearview Way
San Mateo, CA 94402
Attn: Tanguy Serra and Seth Weissman
Email: corporatelegal@solarcity.com

with a copy (which will not constitute notice) to:

Baker & McKenzie LLP

660 Hansen Way

Palo Alto, CA  94304

United States of America

Facsimile:  +1 650 856 9299

Attention:  Matthew Gemello

Email:  matthew.gemello@bakermckenzie.com

Baker & McKenzie Abogados, S.C.

Edificio Virreyes

Pedregal 24, piso 12

Lomas Virreyes / Col. Molino del Rey

México, D.F. 11040

Mexico

Facsimile:  +52 55 5279 2999

Attention:  Erik Gutierrez-Zuniga

Email:  erik.gutierrez-zuniga@bakermckenzie.com

Section 10.2Amendment.  This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

Section 10.3Waiver and Remedies.  The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement.  Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective.  No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver.  No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single

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or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.  Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized by any Law.

Section 10.4Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement.

Section 10.5Assignment and Successors and No Third Party Rights. This Agreement binds and benefits the parties and their respective successors and assigns, except that no Seller may assign any rights under this Agreement without the prior written consent of the Purchasers.  No party may delegate any performance of its obligations under this Agreement, without the prior written consent of the other party.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

Section 10.6Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

Section 10.7Exhibits and Schedules.  The Exhibits and Schedules to this Agreement (including the Seller Disclosure Schedule) are incorporated herein by reference and made a part of this Agreement.  The Seller Disclosure Schedule are arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of ARTICLE 3 and ARTICLE 4, as applicable.  The disclosure in any section or paragraph of the Seller Disclosure Schedule qualifies other sections and paragraphs in this Agreement only to the extent it is clear by appropriate cross-references that a given disclosure is applicable to such other sections and paragraphs.  The listing or inclusion of a copy of a document or other item is not adequate to disclose an exception to any representation or warranty in this Agreement unless the representation or warranty relates to the existence of the document or item itself.

Section 10.8Interpretation.  In the negotiation of this Agreement, each party has received advice from its own attorney.  The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

Section 10.9Governing Law.  Unless any Exhibit or Schedule specifies a different choice of law, the laws of Mexico City, Federal District (without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and its Exhibits and Schedules and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.

Section 10.10Arbitration. Any claim, dispute or controversy arising out of or in connection with the existence, validity, intent, interpretation, performance or enforcement of this Agreement, will be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce, in

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effect on the date of this Agreement (the "ICC Rules"). The arbitration panel will be comprised of three members who will be proficient in Spanish and English, one to be appointed by the Purchasers, one by the Sellers and the chairman by the other two appointed arbitrators. If within 30 calendar days after the appointment of the second arbitrator, the two arbitrators will not have appointed the third arbitrator, the third arbitrator will be appointed by the International Chamber of Commerce International Court of Arbitration in accordance with the ICC Rules. Arbitration will be in English, provided, however that evidence may be provided in both Spanish and English language. Arbitration will take place in Distrito Federal, México. The fees of the arbitrators and the other costs of such arbitration will be borne by the parties of this Agreement in such proportions as will be specified in the arbitration award.

Section 10.11Expenses.  Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Sellers, on the one hand, and the Purchasers, on the other hand, will pay all of their own expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 10.12Counterparts.  The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement.  This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.  The signatures of all parties need not appear on the same counterpart.  The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

(Signature page follows)

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The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

PURCHASERS

PARENT

SolarCity Corporation
By:/s/ Lyndon Rive
Lyndon R. Rive
Chief Executive Officer

FIRST PURCHASER	SECOND PURCHASER

Solar Explorer, LLC	Solar Voyager, LLC
By:/s/ Lyndon Rive	By:/s/ Lyndon Rive
Lyndon R. Rive	Lyndon R. Rive
President	President

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

SELLERS

Tatiana Alejandra Arelle Caraveo	Manuel Vegara Llanes
By:/s/ David Arelle Sergent	By:/s/ Manuel Vegara Llanes
David Arelle Sergent, in his capacity as Attorney-in-Fact	in his individual capacity

ACQUIRED COMPANY
ILIOSSON, S.A. de C.V.

By:/s/ David Arelle Sergent
David Arelle Sergent
Attorney-in-Fact

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.